UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2015

PC Nextco Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-197230	46-3277285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

PC Nextco Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-197230-01	46-3332091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 2, 2015, PC Nextco Holdings, LLC and PC Nextco Finance, Inc. (together, the “Companies”) caused to be delivered to the holders of the Companies’ 8.750%/9.500% Senior PIK Toggle Notes due 2019 (the “Notes”) a conditional notice of redemption relating to the redemption of all issued and outstanding Notes in an aggregate principal amount of $350,000,000 (the “Redemption”) on May 4, 2015 (the “Redemption Date”), pursuant to the Indenture, dated as of August 1, 2013, by and among the Companies and Wilmington Trust, National Association, as trustee (as amended, supplemented or otherwise modified, the “Indenture”). The redemption price for the Notes is 102.000% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date (the “Redemption Price”).

The Companies’ obligation to pay the Redemption Price on the Redemption Date is conditioned upon the consummation of an initial public offering of the common stock of Party City Holdco Inc., the direct or indirect parent of each of the Companies (“Parent”), resulting in gross proceeds to Parent of at least $350,000,000 on or before the Redemption Date (the “IPO Condition”). In their sole discretion, the Companies may waive the IPO Condition. In addition, the Redemption Date may be delayed until such time (but not later than June 30, 2015) as the IPO Condition is satisfied or waived by the Companies in their sole discretion.

The Indenture is filed as Exhibit 4.8 to Parent’s Registration Statement on Form S-1 dated January 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC NEXTCO HOLDINGS, LLC

Date: April 2, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC NEXTCO FINANCE, INC.

Date: April 2, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

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